Exhibit 99.3

n e w s r e l e a s e	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40202
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Amy Smith
Humana Investor Relations
(502) 580-3644 e-mail: Asmith3@humana.com
Mark Mathis
Humana Corporate Communications
(312) 441-5010 e-mail: Mmathis@humana.com

Humana Signs Definitive Agreement to Sell

Closed Block of Commercial Long-Term Care Insurance Business

•	Sale of the stock of KMG America Corporation will also include a capital contribution of approximately $203 million of Humana parent company capital, subject to customary adjustments, in addition to the transfer of approximately $150 million of statutory capital

•	Upon consummation, Humana will have no remaining exposure to the commercial long-term care insurance business

•	Cash savings from the expected tax treatment of the sale should more than offset the capital contribution and statutory capital transferred by Humana

•	Estimated GAAP loss per diluted common share of $2.75 will be excluded from Adjusted earnings per share when recognized

•	Excluding the loss on sale, the company does not anticipate a material impact to earnings in 2017 or 2018 from the sale of the business

LOUISVILLE, KY (November 6, 2017) – Humana Inc. (NYSE: HUM) announced today that it has reached a definitive agreement to sell the stock of its wholly-owned subsidiary, KMG America Corporation (KMG), to Continental General Insurance Company (CGIC), a Texas-based insurance company wholly-owned by HC2 Holdings, Inc., a diversified holding company (NYSE: HCHC). KMG’s subsidiary, Kanawha Insurance Company (KIC), includes Humana’s closed block of non-strategic commercial long-term care insurance policies that serves approximately 30,100 policyholders. Humana recognizes that the acquisition of this business by a company like CGIC will benefit policyholders because of CGIC’s significant experience with and concentrated focus on the commercial long-term care insurance market. CGIC currently provides long-term care, life and annuity coverage to approximately 93,000 members.

Based on the terms of the definitive agreement, Humana expects to record a net loss associated with the sale of KMG of approximately $400 million, or $2.75 per diluted common share, under generally accepted accounting principles (GAAP). The estimated loss includes a pretax loss of approximately $900 million, offset by the expected tax benefit of approximately $500 million. When recognized, the loss on the sale of this non-strategic business will be excluded from Adjusted earnings per share.

Humana will fund the transaction with approximately $203 million of parent company cash contributed into KMG, subject to customary adjustments, in addition to the transfer of approximately $150 million of statutory capital with the sale, which together should be more than offset by the estimated $500 million cash savings associated with the expected tax treatment of the sale. Excluding the loss on sale, the company does not anticipate a material impact to earnings in 2017 or 2018 from the sale of the business.

The KMG transaction is anticipated to close by the third quarter of 2018 subject to customary closing conditions, including South Carolina Department of Insurance approval.

Goldman Sachs & Co. LLC is acting as financial advisor to Humana. Locke Lord LLP is acting as legal advisor to Humana.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, the timing to consummate the divestiture of KMG America Corporation (“KMG”), the risk that a condition to closing of the divestiture may not be satisfied, the risk that required regulatory approvals for the divestiture of KMG are not obtained, are delayed or are subject to conditions that are not anticipated, the risk that we may not recognize all or a portion of the expected tax benefits from the divestiture, the risk of indemnification exposure under the contractual agreements to effect the divestiture, and other information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•	If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves the company may establish, including premium deficiency reserves, may be insufficient.

•	If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives, state-based contract strategy, and its participation in the new health insurance exchanges, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.

•	If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government) and governmental and internal investigations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•	As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

•	The Healthcare Reform Law, including The Patient Protection and Affordable Care Act and The Healthcare and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows. Additionally, potential legislative changes, including activities to repeal or replace, in whole or in part, the Health Care Reform Law, creates uncertainty for Humana’s business, and when, or in what form, such legislative changes may occur cannot be predicted with certainty.

•	Humana’s continued participation in the federal and state health insurance exchanges, which entail uncertainties associated with mix, volume of business and the operation of premium stabilization programs that are subject to federal administrative action, could adversely affect the company’s results of operations, financial position and cash flows.

•	Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2016;

•	Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017; and

•	Form 8-Ks filed during 2017.

About HC2 Holdings, Inc.

HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across seven reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Insurance and Other. HC2’s largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

About Humana

Humana Inc. is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.

To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.

More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases and conference calls;

•	Calendar of events; and

•	Corporate Governance information.

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